                                                                  EXHIBIT (a)(2)

                             LETTER OF TRANSMITTAL

                      TO ACCOMPANY SHARES OF COMMON STOCK
                  OR ORDER TENDER OF UNCERTIFICATED SHARES OF
                      THE BRAZILIAN INVESTMENT FUND, INC.

                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                             DATED OCTOBER 7, 1996

     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME,
               ON NOVEMBER 5, 1996, UNLESS THE OFFER IS EXTENDED.

              TO: CHASE GLOBAL FUNDS SERVICES COMPANY, DEPOSITORY

                      BY HAND, OVERNIGHT COURIER OR MAIL:
                               73 Tremont Street
                                Boston, MA 02108

              BY FACSIMILE:                        FOR CONFIRMATION OF RECEIPT:
              (617) 557-8697                              (800) 221-6726

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                                   DESCRIPTION OF SHARES TENDERED
                                    (SEE INSTRUCTIONS 3 AND 4.)
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NAME(S) AND ADDRESS(ES) OF REGISTERED OWNER(S)
   (PLEASE FILL IN EXACTLY AS APPEAR(S) ON
               CERTIFICATE(S)OR                                  SHARE(S) TENDERED
               SHARE REGISTER.)                          (ATTACH SIGNED LIST IF NECESSARY.)
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                                                                       NUMBER
                                                                     OF SHARES
                                                                   REPRESENTED BY      NUMBER OF
                                                   NUMBER OF       CERTIFICATE(S)        SHARES
                                                     SHARES       AND CERTIFICATE   NOT REPRESENTED
                                                   TENDERED*         NUMBER(S)      BY CERTIFICATES

                                                ----------------------------------------------------

                                                ----------------------------------------------------

                                                ----------------------------------------------------

                                                ----------------------------------------------------

                                                ----------------------------------------------------

                                                ----------------------------------------------------
                                                  TOTAL SHARES
                                                    TENDERED

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* IF YOU DESIRE TO TENDER FEWER THAN ALL SHARES EVIDENCED BY ANY CERTIFICATES LISTED ABOVE, PLEASE
  INDICATE IN THIS COLUMN THE NUMBER OF SHARES YOU WISH TO TENDER. OTHERWISE, ALL SHARES EVIDENCED
  BY SUCH CERTIFICATES WILL BE DEEMED TO HAVE BEEN TENDERED. SEE INSTRUCTION 4.
----------------------------------------------------------------------------------------------------

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THOSE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This Letter of Transmittal is to be used only (a) if certificates for Shares (as defined below) are to be forwarded with it or (b) if a tender of uncertificated Shares registered on the share register maintained by the Depository is to be made through notification hereby to the Depository.

Ladies and Gentlemen:

    The undersigned hereby tenders to The Brazilian Investment Fund, Inc., a Maryland corporation (the "Fund"), the above-described shares of the Fund's Common Stock, $.01 par value per share (the "Shares"), at a price per Share, net to the seller in cash, equal to the net asset value in U.S. dollars ("NAV") per Share as of 5:00 P.M., New York City time on the Expiration Date, as herein defined, (the "Purchase Price") upon the terms and subject to the conditions set forth in the Fund's Offer to Purchase, dated October 7, 1996 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"). The term "Expiration Date" means 12:00 midnight, New York City time, on November 5, 1996, unless and until the Fund, in its sole discretion, shall have extended the period for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Offer, as so extended by the Fund, shall expire.

    Subject to and effective upon acceptance for payment of the Shares tendered hereby in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Fund all right, title and interest in and to all Shares tendered hereby and hereby irrevocably constitutes and appoints the Depository as attorney-in-fact of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to:

        a. deliver certificates for such Shares, or transfer ownership of such Shares on the share register of the Fund maintained by the Depository, together in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of the Fund, upon receipt by the Depository, as the undersigned's agent, of the Purchase Price with respect to such Shares;

        b. present certificates for such Shares for cancellation and transfer on the Fund's books; and

        c. receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares all in accordance with the terms of the Offer.

    The undersigned here represents and warrants that:

        (a) the undersigned "owns" the Shares tendered hereby within the meaning of Rule 10b-4 promulgated under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer the Shares tendered hereby;

        (b) when and to the extent that the Fund accepts for purchase the Shares tendered hereby, the Fund will acquire good, marketable and unencumbered title to such Shares, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

        (c) on request, the undersigned will execute and deliver any additional documents the Depository or the Fund deems necessary or desirable to complete the assignment, transfer and purchase of the Shares tendered hereby; and

        (d) the undersigned has read and agrees to all of the terms of the Offer.

    The names and addresses of the registered owners should be printed, if they are not already printed above, as they appear on the certificates representing Shares tendered hereby. The number of Shares that the undersigned wishes to tender and the certificates, if any, that are being tendered should be indicated in the appropriate boxes.

    The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer or may not be required to purchase the Shares tendered hereby. The undersigned understands that certificate(s) for any Shares not tendered or not purchased will be returned to the undersigned at the address indicated above.

    The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Fund may terminate or amend the Offer or may not be required to purchase any of the Share tendered hereby. The undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned to the undersigned at the address indicated above.

    The undersigned understands that acceptance of Shares by the Fund for payment will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer.

    A check for the Purchase Price for tendered Shares that are purchased will be issued to the order of the undersigned and mailed to the address indicated above in the case of Shares represented by certificates or to the address contained in the share register of the Fund in the case of uncertificated Shares.

    All authority conferred or agreed to be conferred in this letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

                            SHAREHOLDER(S) SIGN HERE
                          (SEE INSTRUCTIONS 1 AND 5.)
              PLEASE COMPLETE SUBSTITUTE FORM W-9 INCLUDED HEREIN.
Must be signed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or on the share register of the Fund or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 5.
 ...............................................................................
                           (Signature(s) of Owner(s))
Dated:  ................................................................. , 1996
Name(s):  ......................................................................
 ...............................................................................
                                 (Please Print)
 ...............................................................................
Area Code and Telephone Number: ................................................
 ...............................................................................
               (Tax Identification or Social Security Number(s))
 ...............................................................................
 ...............................................................................
                           GUARANTEE OF SIGNATURE(S)
                          (SEE INSTRUCTIONS 1 AND 5.)
Authorized Signature:  .........................................................
Name:  .........................................................................
                                 (Please Print)
Title:  ........................................................................
Name of Firm:  .................................................................
Address:  ......................................................................
         .......................................................................
                               (Include Zip Code)
Area Code and Telephone Number:  ...............................................
Dated:  ................................................................. , 1996

                                  INSTRUCTIONS
                     FORMING PART OF THE TERMS OF THE OFFER

    1.  GUARANTEE OF SIGNATURES.  No signature guarantee is required if

        (a) this Letter of Transmittal is signed by the registered owner of the Shares (which term, for purposes of this document, shall include any nominee (for a beneficial owner)) and certificates representing the tendered Shares are delivered with this Letter of Transmittal;

        (b) such Shares are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States (each being referred to as an "Eligible Institution").

    In all other cases, including if Shares are tendered for which certificates have not been issued, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 5.

    2.  DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; LOST
CERTIFICATES. This Letter of Transmittal is to be used only if certificates are delivered with it to the Depository or if tenders are to be made through notification hereby to the Depository to tender uncertificated Shares registered on the share register of the Fund maintained by the Depository. Certificates for all physically tendered Shares, a properly completed and duly executed Letter of Transmittal or duly executed photocopy of it, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depository at the appropriate address set forth herein and must be delivered to the Depository on or before the Expiration Date.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

    The Fund will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional Shares. All tendering shareholders, by execution of this Letter of Transmittal (or a photocopy of it), waive any right to receive any notice of the acceptance of their tender.

    Any shareholder wishing to tender Shares for which the certificate(s) have been lost, stolen or mutilated should contact Susan DiBona of the Depository at
(800) 221-6726.

    3. INADEQUATE SPACE. If the space provided in the box captioned "Description of Shares Tendered" is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

    4. PARTIAL TENDERS AND UNPURCHASED SHARES. (Not applicable to shareholders who tender uncertificated Shares.) If fewer than all of the Shares evidenced by any certificate are to be tendered, fill in the number of Shares which are to be tendered in the column entitled "Number of Shares Tendered." In such case, if tendered Shares are purchased, a new certificate for the remainder of the Shares evidenced by the old certificate(s) will be issued and sent to the registered owner(s). All Shares represented by the certificate(s) listed and delivered to the Depository are deemed to have been tendered unless otherwise indicated.

    5.  SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS.

        (a) If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s), if any, or on the share register maintained by the Depository without any change whatsoever.

        (b) If the Shares are registered in the names of two or more joint owners, each such owner must sign this Letter of Transmittal.

        (c) If any tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

        (d) When this Letter of Transmittal is signed by the registered owner(s) of the Shares listed and transmitted hereby, no endorsements of certificate(s) representing such Shares or separate stock powers are required. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, signed exactly as the name(s) of the registered owner(s) appear on the certificate(s), and the signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

        (e) If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority so to act.

    6. STOCK TRANSFER TAXES. Except as provided in this Instruction, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal. The Fund will pay or cause to be paid any stock transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer. If, however tendered certificates are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the Depository will deduct from the Purchase Price the amount of any stock transfer taxes (whether imposed on the registered owner or such other person) payable on account of the transfer to such person unless satisfactory evidence of the payment of such taxes, or an exemption from them, is submitted.

    7. IRREGULARITIES. All questions as to the number of Shares to be accepted, the price to be paid therefor and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Fund in its sole discretion, which determination shall be final and binding on all parties. The Fund reserves the absolute right to reject any or all tenders of Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Fund's counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Shares. No tender of Shares will be deemed to be made properly until all defects and irregularities have been cured or waived. Neither the Fund, the Depository nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

    8. QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Depository at the address and telephone number set forth in the Offer to Purchase. Requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to the Depository or to brokers, dealers, commercial banks or trust companies.

    9. SUBSTITUTE FORM W-9. Each tendering shareholder who does not otherwise establish an exemption from backup federal income tax withholding is required to provide the Depository with a correct taxpayer identification number ("TIN") on the Substitute Form W-9 which is provided, and to indicate that the shareholder is not subject to backup withholding by checking the box in Part 2 of the form. Failure to provide the information on the form or to check the box in Part 2 of the form may subject the tendering shareholder to 31% federal income tax withholding on the payments made to the shareholder or other payee with respect to Shares purchased pursuant to the Offer. The box in Part 3 of the form may be checked if the tendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Depository is not provided with a TIN within sixty (60) days, the Depository will withhold 31% on all such payments thereafter until a TIN is provided to the Depository.

    10. WITHHOLDING ON FOREIGN SHAREHOLDERS. The Depository will withhold federal income taxes equal to 30% of the gross payments payable to a foreign shareholder unless the Depository determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding does not exempt a foreign shareholder from the 30% withholding.) For this purpose, a foreign shareholder is any shareholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income. The Depository will determine a shareholder's status as a foreign shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the shareholder's address and to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding unless facts and circumstances indicate that reliance is not warranted. A foreign shareholder who has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such shareholder may be eligible should consider doing so in order to avoid over-withholding. A foreign shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the exceptions for capital gain or loss treatment described in Section 5 of the Offer to Purchase or is otherwise able to establish that no tax or a reduced amount of tax was due.

  IMPORTANT: This Letter of Transmittal or a manually signed photocopy of it (together with certificate(s) for Shares or confirmation of book-entry transfer and all other required documents) must be received by the Depository on or before the Expiration Date.

                           IMPORTANT TAX INFORMATION

    Under federal income tax law, a shareholder whose tendered Shares are accepted for payment is required by law to provide the Depository with such shareholder's correct TIN (E.G., social security number or employer identification number) on Substitute Form W-9 below. If the Depository is not provided with the correct TIN, the Internal Revenue Service may subject the shareholder or other payee to a $50 penalty. In addition, payments that are made to such shareholder or other payee with respect to Shares purchased pursuant to the Offer may be subject to backup withholding.

    Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the shareholder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Depository. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

    If backup withholding applies, the Depository is required to withhold 31% of any such payments made to the shareholder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF SUBSTITUTE FORM W-9

    To prevent backup withholding on payments made to a shareholder or other payee with respect to Shares purchased pursuant to the Offer, the shareholder is required to notify the Depository of the shareholder's correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN) and that:

        (a) the shareholder has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding as a result of failure to report all interest or dividends; or

        (b) the Internal Revenue Service has notified the shareholder that the shareholder is no longer subject to backup withholding.

WHAT NUMBER TO GIVE THE DEPOSITORY

    The shareholder is required to give the Depository the TIN of the record owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

               PAYER'S NAME: CHASE GLOBAL FUNDS SERVICES COMPANY

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                                                                Social security number or
SUBSTITUTE                  Part 1--PLEASE PROVIDE YOUR TIN IN  Employer identification
FORM W-9                    THE BOX AT RIGHT AND CERTIFY BY     number
                            SIGNING AND DATING BELOW            -------------------------------
                            ----------------------------------------------------------------------
                            Part 2--Check the box if you are NOT subject to backup withholding
DEPARTMENT OF THE           under the provisions of Section 3406(a)(1)(C) of the Internal Revenue
TREASURY,                   Code because (1) you have not been notified that you are subject to
INTERNAL REVENUE SERVICE    backup withholding as a result of failure to report all interest or
Payer's Request for         dividends or (2) the Internal Revenue Service has notified you that
Taxpayer
Identification Number       you are no longer subject to backup withholding / /
(TIN)
                            ----------------------------------------------------------------------
                            CERTIFICATION--UNDER THE PENALTIES OF PERJURY, I
                            CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM    Part 3--
                            IS TRUE, CORRECT AND COMPLETE
                            SIGNATURE  DATE                                       Awaiting TIN / /
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

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
                   CHECK BOX IN PART 3 OF SUBSTITUTE FORM W-9

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
 (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.
 _____________________                     ____________________________________
               Signature                                    Date